UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 8.01 Other Events

On August 5, 2021, Athira Pharma, Inc. (the “Company”) announced that Dr. Tadataka Yamada, M.D., a director and Chair of the Board of Directors of the Company (the “Board”), died unexpectedly of natural causes on August 4, 2021.

Dr. Yamada served on the Board since June 2019 and as the Chair of the Board since January 2020. Dr. Yamada was also a venture partner at Frazier Healthcare and co-founder of, and served on the board of directors for, Phathom Pharmaceuticals, Passage Bio, Scout Bio, and Outpost Medicine. Dr. Yamada also served as chair of the board of directors at the Clinton Health Access Initiative and was a member of the Council of the National Academy of Medicine. He was also a fellow of the Imperial College of Medicine, a master of the American College of Physicians, a fellow of the Royal College of Physicians, a member of the American Academy of Arts and Sciences and a past-president of the American Gastroenterological Association and the Association of American Physicians. Previously, Dr. Yamada served on the board of Agilent Technologies, Inc. and held executive leadership roles at Takeda Pharmaceuticals, the Bill and Melinda Gates Foundation, GlaxoSmithKline, and at the University of Michigan in Ann Arbor.

Dr. Yamada received his M.D. from New York University School of Medicine in 1971 and a B.A. in history from Stanford University 1967. In recognition of his contributions to medicine and science he was elected to membership in the National Academy of Medicine (U.S.), the Academy of Medical Sciences (U.K.) and the National Academy of Medicine (Mexico). He was awarded the Order of the Rising Sun, Gold and Silver Star by the Government of Japan, received an honorary appointment as Knight Commander of the Most Excellent Order of the British Empire (KBE), and was conferred the degree of D.Sc. h.c. from five universities. He was also the recipient of numerous awards including the Distinguished Achievement Award in Gastrointestinal Physiology from the American Physiological Society, the Friedenwald Medal from the American Gastroenterological Association, and the Watanabe Prize in Translational Research from Indiana University and Eli Lilly & Co.

On August 5, 2021, the Board appointed Kelly A. Romano as Chair of the Board, and Barbara Kosacz as Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee.

Ms. Romano has served on the Company’s board of directors since December 2020 and brings over 30 years of executive operating experience in technology, with a background in commercial buildings and aerospace. In addition to her role at BlueRipple Capital, LLC, Ms. Romano is an Operating Partner at AE Industrial Partners. Previously, she spent 32 years working at United Technologies Corp. (UTC) in various positions of increasing responsibility, most recently as President of Intelligent Building Technologies in UTC Building & Industrial Systems. Ms. Romano is also a member of several boards of directors, including UGI Corporation and Dorman Products, Inc., and is co-chair of the board of directors at Potter Electric Signal. Ms. Romano holds a bachelor’s degree in business administration from the State University of New York at Buffalo, an MBA degree from Syracuse University, and is a graduate of the Northwestern University Kellogg School of Management’s Corporate Board Governance Executive Program, as well as senior executive programs at Darden School of Management, University of Virginia.

Following the aforementioned appointments, the composition of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board is as follows:

Compensation Committee

Barbara Kosacz (Chair)

Joseph Edelman

Nominating and Corporate Governance Committee

Barbara Kosacz (Chair)

Joseph Edelman

John Fluke

On August 5, 2021, the Company issued a press release mourning Dr. Yamada’s passing, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Athira Pharma, Inc. press release dated August 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date: August 9, 2021	By:	/s/ Glenna Mileson
Glenna Mileson
Chief Financial Officer

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